Filed Pursuant to Rule 424(b)(5)

Registration No. 333-252167

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 22, 2021)

VERB TECHNOLOGY COMPANY, INC.

Up to $50,000,000 in Shares of Common Stock

$6,300,000 Convertible Notes Due 2023

Shares of Common Stock Issuable Upon Conversion of the

Convertible Notes Due 2023

We are offering pursuant to this prospectus supplement and the prospectus dated January 22, 2021 (i) up to $50,000,000 of newly issued shares (the “Total Commitment”) of our common stock, par value $0.0001 per share (our “Common Stock”), as well as the resale of any such shares by a selling stockholder in receipt thereof, and (ii) $6,300,000 in an aggregate original principal amount of convertible notes due 2023 (each, a “Note,” and, collectively, the “Notes”), as well as the shares of our Common Stock underlying the Notes.

Pursuant to the terms of a common stock purchase agreement dated January 12, 2022 (the “Common Stock Purchase Agreement”) between the Company and Tumim Stone Capital LLC (the “Investor”), we have the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, up to the Total Commitment (the “Equity Offering”). The Total Commitment is inclusive of 607,287 shares of our Common Stock, valued at $750,000 at the time of issuance (the “Commitment Shares”), issued to the Investor as consideration for its commitment to purchase shares of our Common Stock under the agreement. Sales of Common Stock by us under the agreement, if any, will be subject to certain limitations and may occur from time to time in our sole discretion over the 36-month period commencing upon the initial satisfaction of the conditions to our right to commence sales of our Common Stock (such event, the “Commencement,” and the date of initial satisfaction of all such conditions, the “Commencement Date”), and ending on the first day of the month following the 36-month anniversary of the commencement date under the Common Stock Purchase Agreement, unless earlier terminated as provided thereunder.

The Notes are being sold pursuant to the terms of a securities purchase agreement dated January 12, 2022 (the “Securities Purchase Agreement”) among the Company and the holders of the Notes at the closing thereunder (such financing, the “Note Offering,” and, together with the Equity Offering, the “Offering”). The Notes will be issued with a 5.0% original issue discount. The Notes will bear interest at a rate of 6.0% per annum except upon the occurrence (and during the continuance) of an event of default, during which the Notes will accrue interest at a rate of 18.0% per annum. Unless earlier converted or redeemed, each Note will mature on January 12, 2023, the date that is the one-year anniversary of the issuance date of such Note, subject to extension at the option of the holder in certain circumstances as provided in the Notes. All amounts due under the Notes are convertible at any time, in whole or in part, at the option of the holder into shares of our Common Stock at an initial conversion price of $3.00 per share, subject to adjustment pursuant to the terms thereof.

We have retained A.G.P./Alliance Global Partners (“A.G.P.”) to act as our placement agent (the “placement agent”) solely in connection with the Note Financing. We will pay the placement agent a cash fee equal to 5.5% of the gross proceeds from the sale of the Notes.

Notwithstanding the disclosure of both the Equity Offering and Note Offering hereunder, the closing of each offering is neither conditioned upon, nor in any way related to, the closing of the other.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “VERB.” On January 12, 2022, the last reported sale price of our Common Stock on Nasdaq was $1.40 per share.

We intend to use the net proceeds received from the Offering for working capital and general corporate purposes, including the promotion, marketing, and expansion of our MARKET platform. We will not receive any additional proceeds if and when the Notes are converted into shares of our Common Stock.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, and beginning on page 1 of the accompanying prospectus, for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agent of Notes

A.G.P.

The date of this prospectus supplement is January 13, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our shares. It is important that you read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.

We are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “Verb” refer to Verb Technology Company, Inc., a Nevada corporation.

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in this prospectus supplement and does not contain all of the information you should consider before buying shares of our Common Stock. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and the financial statements and related notes incorporated by reference into this prospectus, before deciding to invest in our Common Stock. Some of the statements in this prospectus constitute forward-looking statements. For additional information, refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Our Business

Overview

We are a software-as-a-service applications platform developer. Our platform is comprised of a suite of interactive video-based sales enablement business software products marketed on a subscription basis. Our applications, available in both mobile and desktop versions, are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM, our white-labeled Customer Relationship Management (“CRM”) application for large sales-based enterprises; verbTEAMS, our CRM application for small- and medium-sized businesses and solopreneurs; verbLEARN, our Learning Management System application; verbLIVE, our Live Stream eCommerce application; verbPULSE, our artificial intelligence notification application; and verbMAIL, our interactive video sales communication tool integrated with Microsoft Outlook.

Our Technology

Our suite of applications can be distinguished from other sales enablement applications because our applications utilize our proprietary interactive video technology as the primary means of communication between sales and marketing professionals and their customers and prospects. Moreover, the proprietary data collection and analytics capabilities of our applications inform our users on their devices in real time, when and for how long their prospects have watched a video, how many times such prospects watched it, and what they clicked on, which allows our users to focus their time and efforts on ‘hot leads’ or interested prospects rather than on those that have not seen such video or otherwise expressed interest in such content. Users can create their hot lead lists by using familiar, intuitive ‘swipe left/swipe right’ on-screen navigation. Our clients report that these capabilities provide for a much more efficient and effective sales process, resulting in increased sales conversion rates. We developed the proprietary patent-pending interactive video technology, as well as several other patent-issued and patent-pending technologies that serve as the unique foundation for all our platform applications.

Our Products

verbCRM combines the capabilities of CRM lead-generation, content management, and in-video ecommerce capabilities in an intuitive, yet powerful tool for both inexperienced as well as highly skilled sales professionals. verbCRM allows users to quickly and easily create, distribute, and post videos to which they can add a choice of on-screen clickable icons which, when clicked, allow viewers to respond to the user’s call-to-action in real-time, in the video, while the video is playing, without leaving or stopping the video. For example, our technology allows a prospect or customer to click on a product they see featured in a video and impulse buy it, or to click on a calendar icon in the video to make an appointment with a salesperson, among many other novel features and functionalities designed to eliminate or reduce friction from the sales process for our users. The verbCRM app is designed to be easy to use and navigate and takes little time and training for a user to begin using the app effectively. It usually takes less than four minutes for a novice user to create an interactive video from our app. Users can add interactive icons to pre-existing videos, as well as to newly created videos shot with practically any mobile device. verbCRM interactive videos can be distributed via email, text messaging, chat app, or posted to popular social media directly and easily from our app. No software download is required to view Verb interactive videos on virtually any mobile or desktop device, including smart TVs.

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verbLEARN is an interactive, video-based learning management system that incorporates all of the clickable in-video technology featured in our verbCRM application and adapts them for use by educators for video-based education. verbLEARN is used by enterprises seeking to educate a large sales team or a customer base about new products, or elicit feedback about existing products. It also incorporates Verb’s proprietary data collection and analytics capabilities that inform users in real time when and for how long the viewers watched the video, how many times they watched it, and what they clicked on, in addition to adding gamification features that enhance the learning aspects of the application.

verbLIVE builds on popular video-based platforms such as Facebook Live, Zoom, WebEx, and Go2Meeting, among others, by adding Verb’s proprietary interactive in-video ecommerce capabilities—including an in-video Shopify shopping cart integrated for Shopify account holders—to our own live stream video broadcasting application. verbLIVE is a next-generation live stream platform that allows hosts to utilize a variety of novel sales-driving features, including placing interactive icons on-screen that appear on the screens of all viewers, providing in-video click-to-purchase capabilities for products or services featured in the live video broadcast, in real-time, driving friction-free selling. verbLIVE also provides the host with real-time viewer engagement data and interaction analytics. verbLIVE is entirely browser-based, allowing it to function easily and effectively on all devices without requiring the host or the viewers to download software, and is secured through end-to-end encryption.

verbPULSE is a business/augmented intelligence notification-based sales enablement platform feature set that tracks users’ interactions with current and prospective customers and then helps coach users by telling them what to do next in order to close the sale, virtually automating the selling process.

verbTEAMS is our interactive, video-based CRM for small- and medium-sized businesses and solopreneurs. verbTEAMS also incorporates verbLIVE as a bundled application. verbTEAMS features self-sign-up, self-onboarding, self-configuring, content management system capabilities, user level administrative capabilities, and high-quality analytics capabilities in both mobile and desktop platforms that sync with one another. It also has a built-in one-click sync capability with Salesforce.

In addition, we continue to invest in the future of interactive livestreaming. The following includes some of our recent initiatives:

MARKET, which we have previously referred to as MARKETPLACE, is a centralized online destination where shoppers can explore scores of shoppable livestream events, and over time - thousands, across numerous product and service categories, hosted by people all over the world, always on - 24/7 - where shoppers could communicate with the hosts, asking questions about products in real-time - through an on-screen chat visible to all shoppers - that allows shoppers who have invited their friends and family to join them there to share the experience - to communicate directly with each other in real time, and then simply click on a non-intrusive - in-video overlay to place items in an on-screen shopping cart for purchase - all without interrupting the video. Shoppers can visit any number of other shoppable events to meet up and chat with friends, old and new, and together watch, shop and chat with the hosts, discover new products and services, and become part of an immersive entertaining shopping experience. Throughout the experience, the shopping cart follows shoppers seamlessly from event to event, shoppable video to shoppable video, host to host, product to product.

The MARKET business model is a simple but next-level B to B play. It is a multi-vendor platform, with a single follow-me style unified shopping cart, and robust ecommerce capabilities with the tools for consumer brands, big box brick and mortar stores, boutiques, influencers and celebrities to connect with their clients, customers, their fans, followers, and prospects by providing a unique, interactive social shopping experience that we believe could keep them coming back and engaged for hours.

A big differentiator for MARKET is that it also provides an online meeting place for friends and family to meet, chat, shop and enjoy a fun, immersive shopping experience in real time together from anywhere and everywhere in the world. MARKET will provide vendors with extensive business building analytics capabilities not available on, and not shared by many operators of other social media sites who regard that information as valuable proprietary property. All MARKET will retain this valuable intelligence for their own, unlimited use.

MARKET allows vendors an opportunity to reach not only the shoppers they invite to the site from their own client and contact lists, but also those shoppers who came to the site independently who will discover these vendors as they browse through the many other shoppable events hosted simultaneously on MARKET 24/7, from around the world. We believe our revenue model will be attractive to vendors and will consist of SaaS recurring revenue as well as a share of revenue generated through sales on the platform.

MARKET will also incorporate a modified version of our verbLIVE Attribution technology, allowing vendors who so choose, to leverage extremely powerful, built-in affiliate marketing capabilities. Non-vendor visitors to the site can search for those vendors that have activated the Attribution feature for their events and be compensated when people they referred to that vendor, purchase products or services during that vendor’s shopping event. We expect that this feature, unique to MARKET, will drive many more shoppers who will be referred from all over the world, producing a cross-pollination effect enhancing the revenue opportunities for all MARKET vendors, while also creating an attractive income generating opportunity for non-vendor MARKET patrons.

MARKET is an entirely new platform, built wholly independently and separate from our verbLIVE sales platform, representing what we believe is the state of the art of shoppable video technology. It will utilize an ultra-low latency private global CDN network that we control, allowing us to deliver a high-quality experience and platform performance capabilities. We also believe that MARKET will expose vendors to our entire suite of sales enablement products, such as verbMAIL, among others, that could drive new cross selling revenue opportunities.

verbTV is an online destination for shoppable entertainment. Whereas Marketplace is a social shopping experience, verbTV is a destination for those seeking commercial-free television content, such as concerts, game shows, sports, including e-sports, sitcoms, podcasts, special events, news, including live events, and other forms of video entertainment that is all interactive and shoppable. verbTV represents an entirely new distribution channel for all forms of content by a new generation of content creators looking for greater freedom to explore the creative possibilities that a native interactive video platform can provide for their audience. We believe content creators may also enjoy greater revenue opportunities through the native ecommerce capabilities the platform provides to sponsors and advertisers who will enjoy real-time monetization, data collection and analytics. Through verbTV, sponsors and advertisers will be able to accurately measure the ROI from their marketing spend, instead of relying on decades-old, imprecise viewership information.

At launch, verbTV will feature the popular business pitch show “2 Minute Drill” currently shown on Amazon Prime and Bloomberg TV. However, verbTV will host a shoppable version of the 12 episodes of the upcoming Season 3. Each episode is a fast-paced reality show where five to six entrepreneurs competing for $50,000 in cash and prizes, have two minutes to impress the judges with the best investor pitch. Our CEO is one of the judges on the show. Expected to air in early 2022, verbTV viewers will be able to click on-screen and purchase the products and services of the contestants featured on the show, among other contemplated interactive features. Dave Meltzer, the creator of the show, co-founder of Sports 1 Marketing, and the former CEO of the renowned Leigh Steinberg Sports & Entertainment agency, has signed on with Verb to produce other interactive and shoppable entertainment for verbTV. Other such partnerships, as well as a creator program, are currently in progress.

Verb Partnerships and Integrations

verbMAIL for Microsoft Outlook is a product of our partnership with Microsoft and is available as an add-in to Microsoft Outlook for Outlook and Office 365 subscribers. verbMAIL allows users to create interactive videos seamlessly within Outlook by clicking the verbMAIL icon in the Outlook toolbar. The videos are automatically added to an email and can be sent easily through Outlook using the user’s contacts they already have in Outlook. The application allows users to easily track viewer engagement and together with other features represents an effective sales tool available for all Outlook users worldwide. Currently offered without charge, a subscription-based paid version with a suite of enhanced features for sales and marketing professionals is slated for release later this year.

S-2

verbMAIL for Google Gmail is currently under development. It will include a feature set substantially identical to verbMAIL for Outlook.

Salesforce Integration. We have completed and deployed the integration of verbLIVE into Salesforce and have launched a joint marketing campaign with Salesforce to introduce the verbLIVE plug-in functionality to current Salesforce users. We have also developed a verbCRM sync application for Salesforce users that is currently being utilized by at least one of our large enterprise clients and the verbLIVE plug-in is now being offered to all Salesforce users on a monthly subscription fee basis while we work to build adoption rates.

Popular Enterprise Back-Office System Integrations. We have integrated verbCRM into systems offered by 17 of the most popular direct sales back-office system providers, such as Direct Scale, Exigo, By Design, Thatcher, Multisoft, Xennsoft, and Party Plan. Direct sales back-office systems provide many of the support functions required for direct sales operations, including payroll, customer genealogy management, statistics, rankings, and earnings, among other direct sales financial tracking capabilities. The integration into these back-office providers, facilitated through our own API development, allows single sign-on convenience for users, as well as enhanced data analytics and reporting capabilities for all users. Our experience confirms that our integration into these back-end platforms accelerates the adoption of verbCRM by large direct sales enterprises that rely on these systems and as such, we believe this represents a competitive advantage.

Non-Digital Products and Services

Historically, we provided certain non-digital services to some of our enterprise clients such as printing and fulfillment services. We designed and printed welcome kits and starter kits for their marketing needs and provided fulfillment services, which consisted of managing the preparation, handling and shipping of our client’s custom-branded merchandise they use for marketing purposes at conferences and other events. We also managed the fulfillment of our clients’ product sample packs that verbCRM users order through the app for automated delivery and tracking to their customers and prospects.

In May 2020, we executed a contract with Range Printing (“Range”), a company in the business of providing enterprise class printing, sample assembly, warehousing, packaging, shipping, and fulfillment services. Pursuant to the contract, through an automated process we have established for this purpose, Range receives orders for samples and merchandise from us as and when we receive them from our clients and users, and print, assemble, store, package and ship such samples and merchandise on our behalf. The Range contract provides for a service fee arrangement based upon the specific services to be provided by Range that is designed to maintain our relationship with our clients by continuing to service their non-digital needs, while eliminating the labor and overhead costs associated with the provision of such services by us.

Our Market

Our client base has historically consisted primarily of multi-national direct sales enterprises to whom we provide white-labeled, client-branded versions of our products. Our clients now include large enterprises in the life sciences sector, professional sports franchises, educational institutions, not-for-profits, as well as clients in the entertainment industry, and the burgeoning CBD industry, among other business sectors. As of September 30, 2021, we provide subscription-based application services to approximately 140 enterprise clients for use in over 139 countries, in over 48 languages, which collectively account for a user base generated through more than 3.0 million downloads of our verbCRM application. Among the new business sectors targeted for this year are medical equipment and pharmaceutical sales, armed services and government institutions, small businesses and individual entrepreneurs.

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Corporate Information

We are a Nevada corporation that was incorporated in February 2005. Our principal executive and administrative offices are located at 782 South Auto Mall Drive, American Fork, Utah 84003, and our telephone number is (855) 250-2300. Our website address is https://www.verb.tech/. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

The Equity Offering

Securities offered by us	The Total Commitment, which consists of:

●	607,287 shares of our Common Stock, valued at $750,000 at the time of issuance, issued to the Investor as consideration for its commitment to purchase shares of our Common Stock under the Common Stock Purchase Agreement (the “Commitment Shares”); and

●	up $49,250,000 of shares of Common Stock that we may sell to the Investor from time to time in our sole discretion pursuant to the Common Stock Purchase Agreement

Common Stock outstanding immediately prior to the closing of this Offering	73,735,366 shares

Common Stock to be outstanding immediately after the closing of this Offering	74,342,653 shares

Nasdaq symbol	VERB

Use of Proceeds

We may receive gross proceeds of up to $49,250,000 from the sale of our Common Stock to the Investor under the Common Stock Purchase Agreement. We will not receive any cash proceeds from the issuance of the Commitment Shares. We intend to use the net proceeds from this offering for working capital and other general corporate purposes, including the promotion, marketing, and expansion of the Company’s MARKET platform. For additional information, refer to the section entitled “Use of Proceeds” beginning on page S-18 of this prospectus supplement

Risk Factors	Investing in our Common Stock involves a high degree of risk. You should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, and beginning on page 1 of the accompanying prospectus, for a discussion of information that should be considered in connection with an investment in our Common Stock

The Note Offering

Ranking	All payments due will be senior to all other indebtedness of the Company and of any of our subsidiaries (subject to certain permitted liens)

Maturity Date	January 12, 2023 (unless earlier converted or redeemed, but subject to extension at the option of the holder in certain circumstances)

Original Issue Discount	5.0% original issue discount

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Principal	On the 120-day anniversary of the issuance date and each 30-day anniversary of the issuance date thereafter, the Company shall pay in cash to the holders of the Notes the Mandatory Prepayment Amount (as defined in the Notes) through the Maturity Date

Interest	6.0% per annum except upon the occurrence (and during the continuance) of an event of default. The interest shall be computed on the basis of a 360-day year and twelve 30-day months, and shall be payable in arrears on the first trading day of each calendar month commencing with the calendar month ending 120 days after the closing date or otherwise in accordance with the terms of the Notes

Default Interest	18% per annum, upon the occurrence (and during the continuance) of an event of default. Such default interest will cease to accrue in the event of a cure of such event of default

Conversion

Fixed Conversion at Option of Holder	The Note holders may convert all, or any part, of the outstanding principal, and interest of their Note, at any time at such holder’s option, into shares of our Common Stock at the initial fixed conversion price of $3.00, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination, reclassification and/or similar transactions

Adjusted Conversion Price at Option of Holder	If we sell or enter into any agreement to issue or sell, any Common Stock, options or convertible securities that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price (each of the formulations for such variable price being herein referred to as, the “Variable Price”), each holder of the Note may convert all, or any part, of the outstanding principal and interest of such holder’s Note, at any time at its option, into shares of our Common Stock at the Variable Price

Voluntary Adjustment Right	Subject to the rules and regulations of Nasdaq, we have the right, at any time with the written consent of the holder, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors

Alternate Event of Default Conversion	If an event of default has occurred under a Note, the holder may alternatively elect to convert all or an portion of the Note into shares of Common Stock at an “Alternate Conversion Price” equal to 90% of the lowest daily volume weighted average price of our Common Stock during the ten trading days immediately prior to such conversion

Beneficial Ownership Limitation on Conversion	Conversions and issuance of our Common Stock pursuant to the Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 4.99% of the outstanding shares of our Common Stock (which percentage is subject to increase to 9.99% or decrease, at the option of such holder, except that any raise will only be effective upon 61-days’ prior notice to us)

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Company Optional Redemption Rights	At any time no event of default exists, we may redeem all or any portion of the Notes outstanding in cash at a 10.0% redemption premium to the greater of the face value and the equity value of our Common Stock underlying the Notes. We may deliver no more than one such redemption notice during any 20-trading-day period

Holder Optional Redemption Rights

Event-of-Default Redemption	Upon an event of default, a Note holder may require us to redeem in cash all, or any portion, of its Note at a 10.0% redemption premium to the greater of the face value and the equity value of our Common Stock underlying the Note

Change-of-Control Redemption	In connection with a change of control of the Company, a Note holder may require us to redeem in cash all, or any portion, of its Note at a 10.0% redemption premium to the greater of the face value, the equity value of our Common Stock underlying the Note, and the equity value of the change of control consideration payable to the holder of our Common Stock underlying the Note

Subsequent Placement Optional Redemption	Upon a subsequent placement, a Note holder may require us to use up to 15.0% of the gross proceeds of such subsequent placement to redeem in cash all, or any portion, of its Note

Use of Proceeds	We estimate the net proceeds from the Note Offering will be approximately $5,545,000 after deducting the placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See the section entitled “Use of Proceeds” beginning on page S-18 of this prospectus supplement for additional detail

No Listing of Notes	We do not intend to apply for listing of the Notes on any securities exchange

The number of shares of Common Stock that will be outstanding immediately after this offering is based on the 73,735,366 shares outstanding as of January 11, 2022, and excludes the following:

●	4,732,677 shares of Common Stock issuable upon the exercise of outstanding stock options as of January 11, 2022, with a weighted-average exercise price of $1.82 per share;

●	1,389,787 shares of Common Stock issuable upon vesting of restricted stock unit awards as of January 11, 2022, with a weighted-average exercise price of $1.33 per share;

●	5,744,375 shares of Common Stock reserved for future issuance under our 2019 Omnibus Incentive Plan as of January 11, 2022;

●	10,984,740 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock outstanding as of January 11, 2022, with a weighted-average exercise price of $2.67 per share; and

●	any additional shares of Common Stock we may issue from time to time after that date.

Unless otherwise indicated, all information in this prospectus assumes the following no exercise of outstanding options and warrants.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks described below, as well as the risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, together with the other information contained in this prospectus supplement, in the accompanying prospectus, and in the information and documents incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition, results of operations and liquidity could be materially adversely impacted. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

It is not possible to predict the actual number of shares we will sell under the Common Stock Purchase Agreement to the Investor, or the actual gross proceeds resulting from those sales.

On January 12, 2022 we entered into the Common Stock Purchase Agreement with the Investor, pursuant to which the Investor committed to purchase up to $50,000,000 in shares of our Common Stock, subject to certain limitations and conditions set forth in the agreement. We generally have the right to control the timing and amount of any sales of our shares of Common Stock to the Investor under the agreement. Sales of our Common Stock, if any, to the Investor will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some, or none of the shares of our Common Stock that may be available for us to sell pursuant to the agreement.

Moreover, although the Common Stock Purchase Agreement provides that we may sell up to an aggregate of $50,000,000 of our Common Stock to the Investor , we are precluded from issuing and selling more than 14,747,065 shares of our Common Stock (including the Commitment Shares), which number of shares equals 19.99% of the number of shares of our Common Stock issued and outstanding immediately prior to the execution of the Common Stock Purchase Agreement (the “Exchange Cap”), unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap, or unless the average per share purchase price paid by the Investor for all shares of Common Stock sold under the Common Stock Purchase Agreement equals or exceeds the Base Price (as defined in the Common Stock Purchase Agreement), in which case the Exchange Cap limitation will not apply under applicable Nasdaq rules. If, after the Commencement Date, we elect to sell to the Investor all of the shares of Common Stock permitted under the agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $50,000,000 Total Commitment, less the $750,000 value of the Commitment Shares, in light of the Exchange Cap limitation, which could materially adversely affect our liquidity.

Further, because the purchase price per share to be paid by the Investor for the shares of Common Stock that we may elect to sell to them under the Common Stock Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock during the three consecutive trading day period immediately following the exercise date for such purchase made pursuant to the agreement, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Investor thereunder, if any, the purchase price per share that the Investor will pay for such shares, or the aggregate gross proceeds that we will receive from those purchases, if any.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could result in financial losses, and these financial losses could have a material adverse effect on our business, cause the price of our Common Stock to decline and delay the development of our products. We may invest the net proceeds from this Offering, pending their use, in a manner that does not produce income or that loses value.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Common Stock Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Investor. If and when we do elect to sell shares of our Common Stock to the Investor pursuant to the agreement, the Investor may, after acquiring such shares, resell all, some, or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Investor in the Equity Offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Investor as a result of future sales made by us to the Investor at prices lower than the prices such investors paid for their shares in the Equity Offering.

We may require additional financing to sustain our operations and without it we will not be able to continue operations.

Subject to the terms and conditions of the Common Stock Purchase Agreement, we may, at our discretion, direct the Investor to purchase up to the Total Commitment under the agreement from time-to-time over a 36-month period beginning on the commencement date thereunder. Although the agreement provides that we may sell up to an aggregate of $50,000,000 of our Common Stock, we may issue and sell only 14,747,065 shares of our Common Stock to the Investor under the Exchange Cap limitation set forth in the agreement. In addition, a beneficial ownership limitation in the agreement further limits us from directing the Investor to purchase any shares of our Common Stock if such purchases would result in the Investor beneficially owning more than 4.99% of our issued and outstanding Common Stock or, at its option, 9.99%. If we elect to sell to the Investor all of the shares of Common Stock that are available for sale by us to the Investor under the agreement, depending on the market prices of our Common Stock during the period leading up to any such purchase, the actual gross proceeds from the sale of all such shares may be substantially less than the $50,000,000 Total Commitment (less the $750,000 value of the Commitment Shares) available to us under the agreement, which could materially adversely affect our liquidity.

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Assuming a purchase price of $1.40 per share (which represents the closing price of our Common Stock on Nasdaq on January 12, 2022), the purchase by the Investor of all of the shares of Common Stock that are available for sale by us to the Investor under the Common Stock Purchase Agreement would result in aggregate gross proceeds to us of approximately $20,645,891, which is substantially less than the $50,000,000 Total Commitment available to us under the agreement. After deducting our fees and expenses from such gross proceeds, the aggregate net proceeds to us from all of such purchases by the Investor would be approximately $19,795,891.

Accordingly, in order to receive aggregate gross proceeds equal to the $50,000,000 Total Commitment available to us under the Common Stock Purchase Agreement, we would need to issue and sell to the Investor more than the 14,747,065 shares of our Common Stock that are being registered for resale under this prospectus, which would require us to first (i) obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with the agreement and applicable Nasdaq rules, unless the average per share purchase price paid by the Investor for all shares of Common Stock sold under the Purchase Agreement equals or exceeds the Base Price (as defined in the agreement), in which case the Exchange Cap limitation will not apply under applicable Nasdaq rules, and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Investor any such additional shares of our Common Stock we wish to sell from time to time under the agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Investor under the agreement.

The extent to which we rely on the Investor as a source of funding will depend on a number of factors including, the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from the Investor were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our working capital needs. Even if we were to sell to the Investor all of the shares of Common Stock available for sale to the Investor under the Common Stock Purchase Agreement, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.

The holder of the Notes will not be entitled to any rights with respect to our Common Stock but will be subject to all changes made with respect to our Common Stock.

The holders of the Notes will not be entitled to any rights with respect to our Common Stock, but will be subject to all changes affecting our Common Stock. For example, if an amendment is proposed to our articles of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our Common Stock as a result of conversion of such holder’s Note or the repayment of the Note in the form of Common Stock, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock.

The sale or availability for sale of shares issuable upon conversion of the Notes may depress the price of our Common Stock and encourage short sales by third parties, which could further depress the price of our Common Stock.

To the extent that one or more purchasers of the Notes sell shares of our Common Stock issued upon conversion of the Notes, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause stockholders to sell their shares of our Common Stock, which could further contribute to any decline in the price of our Common Stock. Any downward pressure on the price of our Common Stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our Common Stock by increasing the number of shares of our Common Stock being sold, which could further contribute to any decline in the market price of our Common Stock.

We have no intention of declaring dividends in the foreseeable future.

The decision to pay cash dividends on our Common Stock rests with our board of directors and will depend on a number of factors, including our earnings, cash balance, capital requirements and financial condition. We do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash for the development, operation and expansion of our business.

Future sales and issuances of our Common Stock in the public market might result in significant dilution and could cause the price of our Common Stock to fall.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. As of January 11, 2022, we had 73,735,366 shares of Common Stock outstanding, all of which shares were, and continue to be, eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, all of the shares offered under this prospectus will be freely tradable without restriction or further registration upon issuance.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “continue” “could,” “expect,” “intend,” “may,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements included or incorporated by reference in this prospectus relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, strategic plans and objectives, competitive environment and our expected use of the net proceeds from this Offering. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the sections entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 1 of the accompanying prospectus, as well as in the other reports we file with the SEC. You should read this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the Nasdaq Listing Rules, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors.

We qualify all of our forward-looking statements by these cautionary statements.

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DESCRIPTION OF TRANSACTIONS AND SECURITIES BEING OFFERED

The Equity Offering

We are offering, pursuant to the Common Stock Purchase Agreement, to sell, at our option, a Total Commitment of up to $50,000,000 of our Common Stock to the Investor. The Total Commitment is being sold pursuant to this prospectus supplement and the terms of the Common Stock Purchase Agreement.

The following is a description of the material terms of the issuance and sale of securities pursuant to the Common Stock Purchase Agreement. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Common Stock Purchase Agreement, including the definitions of certain terms used therein. We urge you to read these documents because they, and not this description, define your rights as the investor thereunder. You may request copies of these agreements and related ancillary documents related to the Equity Offering as set forth under the section entitled “Where You Can Find Additional Information.”

Description of the Common Stock Purchase Agreement

On January 12, 2022, we entered into the Common Stock Purchase Agreement with the Investor pursuant to which we have the right, but not the obligation, to sell to the Investor up to the Total Commitment, subject to certain limitations and conditions set forth therein. As consideration for the Investor’s commitment to purchase shares of Common Stock upon the terms of and subject to satisfaction of the conditions set forth in agreement, concurrently with the execution and delivery of the Common Stock Purchase Agreement, the Company issued to the Investor 607,287 Commitment Shares. The Company has also agreed to reimburse the Investor for its reasonable out-of-pocket expenses incurred in connection with the Equity Offering (including its legal fees and expenses), up to a maximum of $50,000.

Purchase and Sale of Common Stock

Upon the initial satisfaction of the conditions to our right to commence sales of our Common Stock to the Investor set forth in the Common Stock Purchase Agreement (such event, the “Commencement”), we will have the right, but not the obligation, from time to time at our sole discretion over the 36-month period from and after the date of the Commencement (the “Commencement Date”), subject to earlier termination as set forth in the Common Stock Purchase Agreement, to direct the Investor to make dollar volume-weighted average price (“VWAP”) purchases of our Common Stock as further described under the agreement (each, a “VWAP Purchase”) by delivering a VWAP Purchase notice on any trading day. We may not deliver any VWAP Purchase notice to the Investor unless at least three trading days has elapsed since the date on which the most recent prior notice for a VWAP Purchase was delivered by us to the Investor.

The purchase price of the shares of Common Stock that we elect to sell to the Investor pursuant to a VWAP Purchase will be determined by reference to the lowest daily volume weighted average price of the Common Stock during the three-consecutive-trading-day period immediately following the date on which we timely deliver the applicable VWAP Purchase notice for such VWAP Purchase to the Investor (the “VWAP Purchase Valuation Period”) as set forth in the agreement, less a fixed 6.0% discount. There is no upper limit on the price per share that the Investor could be obligated to pay for the Common Stock under the Common Stock Purchase Agreement. The purchase price per share of Common Stock to be sold in a VWAP Purchase will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable VWAP Purchase Valuation Period, respectively, used to compute the purchase price per share for such purchase, provided that the Investor’s maximum financial commitment in any single VWAP Purchase shall not exceed $25,000,000.

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From and after Commencement, we will control the timing and amount of any sales of Common Stock to the Investor. Actual sales of shares of our Common Stock to the Investor under the Common Stock Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the common stock, and determinations by the Company as to the appropriate sources of funding for the Company and its operations. We may ultimately decide to sell to the Investor all, some, or none of the shares of our common stock that may be available for us to sell pursuant to the agreement.

Beneficial Ownership Limitation

The Common Stock Purchase Agreement also prohibits us from directing the Investor to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by the Investor (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder) would result in the Investor beneficially owning more than 4.99% of our issued outstanding Common Stock (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99% at the option of the Investor, except that any change will only be effective upon 61-days’ prior written notice to us.

Exchange Cap

Under applicable Nasdaq rules, in no event may we issue to the Investor under the Common Stock Purchase Agreement more than 14,747,065 shares of our common stock (including the Commitment Shares), which number of shares equals the Exchange Cap, unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap, or unless the average per share purchase price paid by the Investor for all shares of Common Stock sold under the agreement equals or exceeds the Base Price (as defined in the agreement), in which case the Exchange Cap limitation will not apply under applicable Nasdaq rules.

Proceeds

Because the purchase price per share to be paid by the Investor for the shares of Common Stock that we may elect to sell under the Common Stock Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock during the applicable VWAP Purchase Valuation Period for each VWAP Purchase made, as of the date of this prospectus it is not possible for us to predict the number of shares of Common Stock that we will sell to the Investor thereunder, the actual purchase price per share to be paid by the Investor for such shares, or the actual gross proceeds to be raised by us from those sales, if any.

As of January 12, 2022, there were 74,342,653 shares of our Common Stock issued and outstanding, which includes the 607,287 Commitment Shares we issued to the Investor, but excludes the shares of Common Stock we may, in our sole discretion, sell to the Investor from time to time from and after the Commencement Date pursuant to the agreement. Further, although the Common Stock Purchase Agreement provides that we may issue and sell up to an aggregate of $50,000,000 of our Common Stock to the Investor, only 14,747,065 shares of our Common Stock (representing the maximum number of shares we may issue and sell under the agreement in light of the Exchange Cap limitation) may be sold to the Investor and are being registered for resale under this prospectus, which includes the Commitment Shares. If all of the shares offered under this prospectus were issued and outstanding as of January 12, 2022, such shares would represent approximately 16.67% of the total number of shares of our Common Stock outstanding as of January 12, 2022.

If, after the Commencement Date, we elect to sell to the Investor all of the shares of Common Stock (in addition to the Commitment Shares) that are available for sale by us to the Investor under the Common Stock Purchase Agreement and that are being registered for resale under this prospectus, depending on the market prices of our Common Stock during the applicable VWAP Purchase Valuation Period for each VWAP Purchase made pursuant to the agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $50,000,000 Total Commitment less the $750,000 value of the Commitment Shares available to us under the agreement.

If it becomes necessary for us to issue and sell to the Investor more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the Total Commitment of $50,000,000, we must first (i) obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, unless the average per share purchase price paid by the Investor for all shares of Common Stock sold under the agreement equals or exceeds the Base Price (as defined in the Common Stock Purchase Agreement), in which case the Exchange Cap limitation will not apply under applicable Nasdaq rules, and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Investor of any such additional shares of our Common Stock we wish to sell from time to time under the agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Investor under the agreement. Any issuance and sale by us under the agreement of a substantial amount of shares of Common Stock in addition to the 14,747,065 shares of our Common Stock being registered for resale hereunder could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for sale by the Investor is dependent upon the number of shares of Common Stock, if any, we ultimately sell to the Investor under the agreement.

The proceeds from sales, if any, under the Common Stock Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to the Investor. To the extent we sell shares under the agreement, we plan to use any proceeds therefrom for working capital and other general corporate purposes, including the promotion, marketing, and expansion of the Company’s MARKET platform.

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Conditions Precedent to Commencement and For Delivery of VWAP Purchase Notices

Our right to deliver VWAP Purchase notices to the Investor under the Common Stock Purchase Agreement, and the Investor’s obligation to accept VWAP Purchase notices delivered by us, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, on the applicable VWAP Purchase Exercise Date for each VWAP Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Common Stock Purchase Agreement, which conditions include the following:

●	the accuracy in all material respects of the representations and warranties of the Company included in the Common Stock Purchase Agreement;

●	the registration statement that includes this prospectus (and any one or more additional registration statements filed with the U.S. Securities and Exchange Commission (“SEC”) that include shares of Common Stock that may be issued and sold by the Company to the Investor under the agreement) shall be effective under the Securities Act by the SEC, and the Investor is able to utilize this prospectus to resell all of the shares of Common Stock included in this prospectus (and included in any such additional prospectuses);

●	the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the Investor under the Common Stock Purchase Agreement) or prohibiting or suspending the use of this prospectus;

●	the Investor and the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Common Stock Purchase Agreement to be performed, satisfied or complied with by such party;

●	trading in the Common Stock shall not have been suspended by the SEC, Nasdaq, or the Financial Industry Regulatory Authority, and the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Nasdaq shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Common Stock Purchase Agreement); and

●	there shall be the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Common Stock Purchase Agreement, or seeking material damages in connection with such transactions.

Covenants

The Common Stock Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Restrictions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Common Stock Purchase Agreement, other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the agreement. The Investor has agreed not to cause, or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock during the term of the agreement.

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Termination

The Common Stock Purchase Agreement will automatically terminate upon the earliest of (i) the expiration of the 36-month period following the Commencement Date, (ii) the Investor’s purchase of the Total Commitment worth of Common Stock, or (iii) the occurrence of certain other events set forth in the agreement.

We have the right to terminate the agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to the Investor.

The Investor has the right to terminate the agreement upon five trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

●	the occurrence of a Material Adverse Effect (as defined in the agreement);

●	the occurrence of a Fundamental Transaction (as defined in the agreement) involving the Company;

●	our failure to file with the SEC, or the SEC’s failure to declare effective, the registration statement that includes this prospectus;

●	the effectiveness of the registration statement that includes this prospectus lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus otherwise becomes unavailable to the Investor for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of the Investor; or

●	trading in our Common Stock on Nasdaq (or if the Common Stock is then listed on an Eligible Market (as defined in the agreement), trading in our Common Stock on such Eligible Market) has been suspended for a period of three consecutive trading days.

No termination of the Common Stock Purchase Agreement by us or by the Investor will become effective prior to the first trading day immediately following the applicable settlement date related to any pending VWAP Purchase that has not been fully settled in accordance with the terms and conditions of the agreement, and will not affect any of our respective rights and obligations under the agreement with respect to any pending VWAP Purchase, and both we and the Investor have agreed to complete our respective obligations with respect to any such VWAP Purchase under the agreement.

Existing Stockholders; Dilution

The issuance of our Common Stock to the Investor pursuant to the Common Stock Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance. There are substantial risks to our stockholders as a result of the sale and issuance of Common Stock to the Investor under the Common Stock Purchase Agreement. For additional information, refer to the sections of this prospectus supplement entitled “Risk Factors” and “Dilution.”

The Note Offering

We are offering pursuant to the Securities Purchase Agreement the Notes in the aggregate original principal amount of $6,300,000, which shall be convertible into shares of our Common Stock. The Notes are being sold pursuant to this prospectus supplement and the terms of the Securities Purchase Agreement.

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The following is a description of the material terms of the Notes and the Securities Purchase Agreement. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the Securities Purchase Agreement, including the definitions of certain terms used therein. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. You may request copies of your Note, the Securities Purchase Agreement, and ancillary documents related to the Note Offering as set forth under the section entitled “Where You Can Find Additional Information.”

Description of the Notes; Ranking

At the closing of the Note Offering, we will issue the Notes as a senior secured obligation of the Company under the Securities Purchase Agreement. The Notes will be issued at a 5.0% original issue discount, and will be issued in certificated form and not as global securities. The Notes will be senior to all other indebtedness of the Company and of any of our subsidiaries (subject to certain permitted liens).

Maturity Date

Unless earlier converted or redeemed, the Notes will mature on January 12, 2023, the one-year anniversary of its issuance date (the “Maturity Date”), provided, each holder of a Note may, at its option, extend the Maturity Date of its Note if (i) an event of default under the Note has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes), or (ii) for a period of 20 business days after the consummation of a Fundamental Transaction (as defined in the Common Stock Purchase Agreement) if certain events occur.

We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.

Principal

On the 120-day anniversary of the issuance date and each 30-day anniversary of the issuance date thereafter, we shall pay in cash to the holders of the Notes the Mandatory Prepayment Amount (as defined in the Notes) through the Maturity Date.

Interest

The Notes shall bear interest at the rate of 6.0% per annum except upon the occurrence (and during the continuance) of an event of default (see the section entitled “Events of Default” below). After the occurrence and during the continuance of an event of default, the Notes will accrue interest at the rate of 18.0% per annum. The interest shall be computed on the basis of a 360-day year and twelve 30-day months, and shall be payable in arrears on the first trading day of each calendar month commencing with the calendar month ending 120 days after the closing date or otherwise in accordance with the terms of the Note. If the holder elects to convert or redeem all or any portion of the Notes prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable. If we elect to redeem all or any portion of the Notes prior to the Maturity Date, all accrued and unpaid interest on the amount will also be payable.

Late Charges

We are required to pay a late charge of 18.0% on any amount of principal or other amounts that are not paid when due.

Conversion

Fixed Conversions at Option of Holder

A Note holder may convert all, or any part, of the outstanding principal and interest of its Note, at any time at such holder’s option, into shares of our Common Stock at the initial fixed conversion price of $3.00, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination, or similar transaction. All of the shares issuable upon conversion of the Notes will be freely tradable without restriction or further registration upon issuance.

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Voluntary Adjustment Right

Subject to the rules and regulations of Nasdaq, we have the right, at any time with the written consent of the a Note holder, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Adjusted Conversion Price at Option of Holder

If we sell or enter into any agreement to issue or sell, any Common Stock, options or convertible securities that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a Variable Price, a Note holder may convert all, or any part, of the outstanding principal and interest of the Note, at any time at such holder’s option, into shares of our Common Stock at the Variable Price.

Alternate Event-of-Default Optional Conversion

If an event of default has occurred under a Note, the holder may alternatively elect to convert the Note at an Alternate Conversion Price equal to 90% of the lowest daily volume weighted average price of our Common Stock during the ten trading days immediately prior to such conversion.

Beneficial Ownership Limitation on Conversion

A Note may not be converted and shares of Common Stock may not be issued under the Note if, after giving effect to the conversion or issuance, the holder of Note (together with its affiliates, if any) would beneficially own in excess of 4.99% of our outstanding shares of Common Stock (the “Note Blocker”). The Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the holder of Note, except that any change will only be effective upon 61-days’ prior written notice to us.

Fundamental Transactions

The Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) is a public company that assumes in writing all of our obligations under the Notes.

Change-of-Control Redemption Right

In connection with a change of control of the Company, the holders of the Notes may require us to redeem in cash all, or any portion, of the Notes at a 10.0% redemption premium to the greater of the face value, the equity value of our Common Stock underlying the Notes and the equity value of the change of control consideration payable to the holder of our Common Stock underlying the Notes.

The equity value of our Common Stock underlying the Notes is calculated using the greatest closing sale price of our Common Stock during the period immediately preceding the consummation or the public announcement of the change of control and ending the date the holder gives notice of such redemption.

The equity value of the change of control consideration payable to the holder of our Common Stock underlying the Notes is calculated using the aggregate cash consideration per share of our Common Stock to be paid to the holders of our Common Stock upon the change of control.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

●	we and our subsidiaries will not (directly or indirectly) incur any indebtedness that is senior to the indebtedness under the Notes;

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●	we and our subsidiaries will not (directly or indirectly) incur any liens, except for permitted liens;

●	we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

●	we and our subsidiaries will not redeem, repurchase or declare or pay any cash dividend or distribution on our respective capital stock;

●	we and our subsidiaries will not sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any of our assets or any assets of any subsidiary, except for permitted dispositions (including sales of assets in the ordinary course of business);

●	we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business as of the date of the issuance of the Notes;

●	we and our subsidiaries will not initially, directly or indirectly, permit any indebtedness to mature or accelerate prior to the Maturity Date of the Notes, except for permitted indebtedness;

●	we and our subsidiaries will maintain and preserve our existence, rights, and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary;

●	we and our subsidiaries will maintain and preserve, all of its properties which are necessary or useful in the proper conduct of our business;

●	we and our subsidiaries will take all action necessary or advisable to maintain all of our the intellectual property rights (as defined in the Securities Purchase Agreement) that are necessary or material to the conduct of our business in full force and effect;

●	we and our subsidiaries will maintain insurance with in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

●	we and our subsidiaries will not, directly or indirectly, enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except transactions in the ordinary course of business and on terms that are comparable to an arm’s length transaction with a non-affiliate; and

●	we will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any notes (other than as contemplated by this Offering), or (ii) issue any other securities that would cause a breach or default under the Notes.

Events of Default

The Notes contain standard and customary events of default including but not limited: (i) the suspension from trading or the failure to list our Common Stock within certain time periods; (ii) failure to make payments when due under the Note; and (iii) bankruptcy or insolvency of the Company.

If an event of default occurs, the holders may require us to redeem all or any portion of the Notes (including all accrued and unpaid interest and late charges thereon), in cash, at a 10.0% redemption premium to the greater of the face value and the equity value of our Common Stock underlying the Notes.

S-16

The equity value of our Common Stock underlying the Notes is calculated using the greatest closing sale price of our Common Stock on any trading day immediately preceding such event of default and the date we make the entire payment required.

Subsequent Placement Option Redemption Right of Holder

If we consummate a subsequent public or private offering of securities of the Company, including, without limitation, any equity security or any equity-linked or related security, any convertible securities, any debt, any preferred stock or any purchase rights (each referred to herein as a subsequent placement), the holders of Notes may require us to use up to 15.0% of the gross proceeds of such subsequent placement to redeem in cash all, or any portion, of the Notes.

Company Optional Redemption Rights

At any time no event of default exists, we may redeem all or any portion of the Notes outstanding in cash a 10.0% redemption premium to the greater of the face value and the equity value of our Common Stock underlying the Note.

The equity value of our Common Stock underlying the Notes is calculated using the greatest closing sale price of our Common Stock on any trading day during the period commencing on the date immediately preceding such date we notify the applicable holder of such redemption election and the date we make the entire payment required.

The Company may deliver no more than one such redemption notice during any 20-trading-day period.

Changes to the Notes

The Notes may not be changed or amended without the prior written consent of the holder of such Note.

Reports

We have agreed to send the following to each Investor during the Reporting Period (as such terms are defined in the Securities Purchase Agreement):

●	unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one business day after the filing thereof with the SEC, a copy of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act;

●	unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of our subsidiaries; and

●	unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

Calculations in Respect of the Note

We will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the prices of our Common Stock, the conversion price of the Note, accrued interest payable on the Note, the number of shares of our Common Stock issuable in connection with payments of principal, and interest under the Note. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holder of the Note.

Form, Denomination and Registration

The Notes will be issued (i) in certificated form and (ii) in minimum denominations of $1,000 principal amount and whole multiples of $1,000.

Governing Law

The Notes will be governed by, and construed in accordance with, the laws of New York without regard to its conflict-of-law principles.

S-17

SELLING STOCKHOLDER

This prospectus covers the possible resale from time to time by the Investor of any or all of the shares of Common Stock that have been or may be issued or sold by us to the Investor under the Common Stock Purchase Agreement. All such shares of Common Stock that are being registered under the Securities Act for resale by the Investor in this Offering are expected to be freely tradable. The resale by the Investor of a significant amount of shares of Common Stock that are registered for resale in the Equity Offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to the Investor under the Common Stock Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some, or none of the shares of our Common Stock that may be available for us to sell to the Investor, apart from the Commitment Shares, pursuant to the agreement.

If and when we do elect to sell shares of our Common Stock to the Investor, the Investor may resell all, some, or none of the shares at any time or from time to time in its discretion, and such resales may be at different prices. As a result, investors who purchase shares from the Investor in this Offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Investor as a result of future sales made by us to the Investor at prices lower than the prices such investors paid for their shares in this Offering. In addition, if we sell a substantial number of shares to the Investor, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Although the Common Stock Purchase Agreement provides that we may sell up to an aggregate of $50,000,000 of our Common Stock to the Investor, only 14,747,065 shares of our Common Stock (representing the maximum number of shares we may issue and sell under the Exchange Cap limitation) are being registered for resale under this prospectus, which includes the 607,287 Commitment Shares. If, after the Commencement Date, we elect to issue and sell to the Investor all shares of Common Stock being registered for resale under this prospectus, the actual gross proceeds from the sale of all such shares may be substantially less than the $50,000,000 Total Commitment (less the $750,000 value of the Commitment Shares) available to us under the agreement, depending on the market prices of our Common Stock during the applicable VWAP Purchase Valuation Period. If it becomes necessary for us to issue and sell to the Investor more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the Total Commitment of $50,000,000 (less the $750,000 value of the Commitment Shares), we must first (i) obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, unless the average per share purchase price paid by the Investor for all shares of Common Stock sold under the agreement equals or exceeds the Base Price (as defined in the Common Stock Purchase Agreement), in which case the Exchange Cap limitation will not apply. Any issuance and sale by us under the Common Stock Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 14,747,065 shares of our Common Stock being registered for resale hereunder could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for sale by the Investor is dependent upon the number of shares of Common Stock, if any, we ultimately sell to the Investor under the agreement.

The table below presents information regarding the selling stockholder and the shares of Common Stock that it may offer from time to time offer for resale under this prospectus. As used in this section, the term “selling stockholder” means the Investor, Tumim Stone Capital LLC. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the selling stockholder may offer for resale under this prospectus, and is comprised of the Commitment Shares we have issued the Investor, as well as the additional shares of Common Stock we may sell to the Investor under the agreement, subject to the Exchange Cap limitation. The selling stockholder may sell some, all or none of the shares it receives in the Equity Offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the selling stockholder has voting and investment power. Because the purchase price of the shares of Common Stock issuable under the Common Stock Purchase Agreement is determined on the date of each VWAP Purchase, the number of shares that we may actually sell under the agreement may be fewer than the number of shares being offered by this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Equity Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(1)	Number of Shares of Common Stock Owned After Equity Offering
	Number	Percent		Number(2)	Percent(3)
Tumim Stone Capital LLC(4)	-	-	14,747,065	14,747,065	16.67%

(1) Consists of the Commitment Shares we issued to the Investor on January 12, 2022, as well as the maximum number of shares of Common Stock we may sell to the investor pursuant to the Common Stock Purchase Agreement under the Exchange Cap limitation. The VWAP Purchases of Common Stock are subject to certain agreed upon maximum amount limitations set forth in the agreement. The agreement also prohibits us from issuing and selling any shares of our Common Stock to the Investor to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by the Investor, would cause the Investor’s beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Limitation. The Common Stock Purchase Agreement also prohibits us from issuing or selling more than 14,747,065 shares of our Common Stock under the agreement without obtaining stockholder approval to issue additional shares in accordance with applicable Nasdaq rules, unless the average per share purchase price paid by the Investor for all shares of Common Stock sold under the agreement equals or exceeds the Base Price (as defined in the agreement), in which case the Exchange Cap limitation will not apply.

(2) Assumes the issuance and sale of all shares of our Common Stock being offered for resale pursuant to this prospectus, which includes the Commitment Shares.

(3) Applicable percentage ownership is based on 74,342,653 shares of our Common Stock outstanding immediately following the Commencement of the Equity Offering, which includes the 607,287 Commitment Shares issued to the Investor, plus 14,139,778 shares of our Common Stock, the maximum number of shares we can sell to the Investor under the Common Stock Purchase Agreement as a result of the Exchange Cap, bringing the total number of shares outstanding assuming the issuance and sale of all shares being offered for resale pursuant to this prospectus, to 88,482,431.

(4) The business address of Tumim Stone Capital LLC is 140 Broadway, 38th Floor, New York, NY 10005. Tumim Stone Capital LLC’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, which is the sole member of Tumim Stone Capital, LLC, and has sole voting control and investment discretion over securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP. 3i Management, LLC is also the manager of Tumim Stone Capital LLC. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities beneficially owned directly by Tumim Stone Capital LLC, and directly or indirectly by 3i Management, LLC and 3i, LP, and the foregoing should not be construed in and of itself as an admission by Tumim Stone Capital LLC as to beneficial ownership of the securities beneficially owned directly by 3i, LP.

USE OF PROCEEDS

We may sell shares of our Common Stock from time to time in the Equity Offering with aggregate gross proceeds of up to $49,250,000. Because there is no minimum offering amount required as a condition to close the Equity Offering, the actual total public offering amount and proceeds to us, if any, are not determinable at this time. In addition, we will receive gross proceeds from the Note Offering of $6,000,000 before commissions paid to the placement agent and expenses.

The following table sets forth the amount of gross proceeds we would receive from the Investor from our sale of shares of Common Stock under the Common Stock Purchase Agreement at varying purchase prices, assuming we were to sell the maximum number of shares to the Investor permitted under the Exchange Cap thereunder:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Investor (2)	Gross Proceeds from the Sale of Shares to Tumim Under the Purchase Agreement
$1.00		14,139,778	16.67%	$14,139,778
$1.40	(3)	14,139,778	16.67%	$19,795,689
$1.50		14,139,778	16.67%	$21,209,667
$2.00		14,139,778	16.67%	$28,279,556
$2.50		14,139,778	16.67%	$35,349,445
$3.00		14,139,778	16.67%	$42,419,334

(1)	Although the Common Stock Purchase Agreement provides that we may sell up to $50,000,000 of our Common Stock to the Investor, we are only registering 14,747,065 shares under this prospectus, which may or may not cover all of the shares we ultimately sell to the Investor under the agreement. We will not issue more than an aggregate of 14,747,065 shares of our Common Stock unless otherwise approved by our board of directors, and unless we obtain a stockholder vote to do so or the average purchase price of such shares equals or exceeds the Base Price (as that term is defined in the agreement). The number of registered shares to be issued as set forth in this column (i) gives effect to the Exchange Cap, (ii) is without regard for the Beneficial Ownership Limitation, and (iii) excludes the 607,287 Commitment Shares.

(2)	The denominator is based on 73,735,366 shares outstanding as of January 11, 2022 adjusted to include the issuance of the number of shares set forth in the adjacent column that we would have sold to the Investor, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the Common Stock Purchase Agreement (that are the subject of the Equity Offering) at the corresponding assumed average purchase price set forth in the first column.

(3)	The closing price of our Common Stock on January 12, 2022.

We intend to use the net proceeds of this Offering for working capital and other general corporate purposes, including the promotion, marketing, and expansion of our MARKET platform. We have not yet determined the amount of net proceeds to be used specifically for any particular purposes or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities, and investors will be relying on our judgment regarding the application of the net proceeds from this Offering.

Pending our use of the net proceeds from this Offering, we intend to maintain the net proceeds as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds.

S-18

DIVIDEND POLICY

We have never paid cash dividends on our Common Stock and do not anticipate declaring any dividends in the foreseeable future. We intend to use any excess cash for the development, operation and expansion of our business. The decision to pay cash dividends on our Common Stock rests with our board of directors and will depend on a number of factors, including our earnings, cash balance, capital requirements and financial condition. Investors in our Common Stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock, if any, to earn a return on their investment.

S-19

DILUTION

If you purchase shares of Common Stock in this Offering, you will experience dilution to the extent of the difference between the public offering price per share in this Offering and our as-adjusted net tangible book value per share after this Offering.

Our net tangible book value as of September 30, 2021 was approximately $(9.7) million, or $(0.14) per share of Common Stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of Common Stock outstanding as of September 30, 2021.

After giving effect to (i) the sale of $50,000,000 of shares of our Common Stock in exchange for gross proceeds of $49,250,000 at the assumed offering price of $1.40 per share of Common Stock, the last reported sale price of our Common Stock on January 12, 2022, and (ii) the conversion of the Notes in the aggregate amount of $6,300,000 million at an assumed conversion price of $3.00 per share of Common Stock, and after deducting commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2021 would have been approximately $45.0 million, or $0.42 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.56 per share to our existing stockholders and immediate dilution of $0.98 per share to new investors in this Offering.

The following table illustrates this dilution on a per share basis. The as-adjusted information is illustrative only and will adjust based on the actual public offering price, the actual number of shares sold and other terms of the offering determined at the time shares of our Common Stock are sold pursuant to this prospectus supplement. The as-adjusted information assumes that all of our Common Stock in the Equity Offering in the aggregate amount of $50,000,000 is sold at the assumed public offering price of $1.40 per share of Common Stock and the Note in the aggregate amount of $6,300,000 is converted at the assumed conversion price of $3.00 per share of Common Stock. The shares sold in the Equity Offering, if any, will be sold from time to time at various prices.

		Amount
Assumed offering price per share		$1.40
Assumed conversion price per share		$3.00
Net tangible book value per share at September 30, 2021	$(0.14)
Increase in net tangible book value per share to the existing stockholders attributable to this offering	$0.56
As adjusted net tangible book value per share attributable to this offering		$0.42
Dilution per share to new investors in this offering		$0.98

The number of shares of Common Stock that will be outstanding immediately after this Offering is based on the 70,169,666 shares outstanding as of September 30, 2021, and excludes the following:

●	4,732,677 shares of Common Stock issuable upon the exercise of outstanding stock options as of January 11, 2022, with a weighted-average exercise price of $1.82 per share;

●	1,389,787 shares of Common Stock issuable upon vesting of restricted stock unit awards as of January 11, 2022, with a weighted-average exercise price of $1.33 per share;

●	5,744,375 shares of Common Stock reserved for future issuance under our 2019 Omnibus Incentive Plan as of January 11, 2022;

●	10,984,740 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock outstanding as of January 11, 2022, with a weighted-average exercise price of $2.67 per share; and

●	any additional shares of Common Stock we may issue from time to time after that date.

S-20

PLAN OF DISTRIBUTION

The terms of the Offering were subject to market conditions and negotiations among us and prospective investors. We have entered into the Common Stock Purchase Agreement and Securities Purchase Agreement directly with institutional investors whom have agreed to purchase up to the Total Commitment or the Note, respectively. We will only sell such securities to investors who have entered into these purchase agreements.

A.G.P. has agreed to act as the placement agent solely in connection with the Note Offering subject to the terms and conditions of a letter agreement dated January 8, 2022. The placement agent is not purchasing or selling any of the shares of our Common Stock offered by this prospectus.

The Offering closed on January 12, 2022, subject to customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a placement agent fee in connection with the Note Offering equal to 5.5% of the gross proceeds from the sale of the Notes, or $330,000. Following payment of the placement agent commission, we will receive proceeds from the Note Offering of $5,670,000 before expenses, and estimate that the total expenses of the Note Offering payable by us, excluding placement agent fees, will be approximately $125,000.

We may receive up to $49,250,000 in proceeds from the Equity Offering before expenses. We estimate that the total expenses of the Equity Offering payable by us will be approximately $200,000.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Nasdaq Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “VERB.” On January 12, 2022, the last reported sale price of our Common Stock on Nasdaq was $1.40 per share.

Other Relationships

The placement agent acted as our underwriter in our public offering of units that closed in April 2019 pursuant to which we raised $20,500,000 million, and as our underwriter in our registered direct public offering of our Common Stock that closed in March 2021. The placement agent or its affiliates may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which they would receive customary fees and expenses. In addition, in the ordinary course of their business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

S-21

LEGAL MATTERS

The validity of the shares of Common Stock offered under this prospectus will be passed upon by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California. Certain legal matters relating to this offering will be passed upon for the placement agent by Goodwin Procter LLP, New York, New York.

S-22

EXPERTS

The financial statements of Verb Technology Company, Inc. as of and for the years ended December 31, 2020 and 2019 appearing in Verb Technology Company, Inc.’s Annual Report on Form 10-K have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in their report thereon, included therein, and are incorporated by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

S-23

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the shares of Common Stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. Certain contracts and other documents described in this prospectus, and the documents incorporated by reference herein, are filed as exhibits to the registration statement, and you may review the full text of these contracts and documents by referring to these exhibits. For further information with respect to us and the shares of Common Stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

Our website address is https://www.verb.tech/. We maintain a section on our website, https://www.verb.tech/investor-relations/sec-filings, through which you can obtain copies of the reports, proxy and information statements, and other information we file electronically with the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible on our website. The information set forth on, or accessible from, our website is not part of this prospectus.

S-24

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy and information statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 3, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 6, 2021, March 15, 2021, March 16, 2021, April 30, 2021, June 4, 2021, August 12, 2021, August 20, 2021, October 4, 2021, October 22, 2021, November 16, 2021, and January 13, 2022; and

●	the description of our securities contained in Exhibit 4.17 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on May 14, 2020, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K, and exhibits filed on such form that are related to such items, unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the Offering, and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of the documents incorporated by reference in this prospectus free of charge by requesting them in writing or by telephone at the following address:

Verb Technology Company, Inc.

782 South Auto Mall Drive

American Fork, Utah 84003

Attn: Investor Relations

Telephone: (855) 250-2300

S-25

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

We may offer and sell up to $75,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 1 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VERB.” On January 14, 2021 the last reported sale price of our common stock on The Nasdaq Capital Market was $1.88 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $75,000,000 as described in this prospectus.

This prospectus provides you only with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Verb,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Verb Technology Company, Inc., and its consolidated subsidiaries unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

ii

ABOUT VERB TECHNOLOGY COMPANY, INC.

Overview

We are a Software-as-a-Service applications platform developer. Our platform is comprised of a suite of interactive video-based sales enablement business software products marketed on a subscription basis. Our applications, available in both mobile and desktop versions, are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM, our white-labelled Customer Relationship Management (“CRM”) application for large sales-based enterprises; verbTEAMS, our CRM application for small and medium sized businesses and solopreneurs; verbLEARN, our Learning Management System application, and verbLIVE, our Live Stream eCommerce application.

Our suite of applications can be distinguished from other sales enablement applications because our applications utilize our proprietary interactive video technology as the primary means of communication between sales and marketing professionals and their customers and prospects. Moreover, the proprietary data collection and analytics capabilities of our applications inform our users in real time, on their devices, when and for how long their prospects have watched a video, how many times such prospects watched it, and what they clicked-on, which allows our users to focus their time and efforts on ‘hot leads’ or interested prospects rather than on those that have not seen such video or otherwise expressed interest in such content. Users can create their hot lead lists by using familiar, intuitive ‘swipe left/swipe right’ on-screen navigation. Our clients report that these capabilities provide for a much more efficient and effective sales process, resulting in increased sales conversion rates. We developed the proprietary patent-pending interactive video technology, as well as several other patent-issued and patent-pending technologies that serve as the unique foundation for all of our platform applications

Corporate Information

We are a Nevada corporation. Our principal executive/administrative offices are located at 782 South Auto Mall Drive, American Fork, Utah 84003, and our telephone number is (855) 250-2300. Our website address is https://www.verb.tech/. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision or acquiring any offered securities pursuant to this prospectus, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. You should also consider the risks, uncertainties, and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. Moreover, the risks so described are not the only risks we face. Additional risks not presently known to us or that we currently perceive as immaterial may ultimately prove more significant than expected and impair our business operations. Any of these risks could adversely affect our business, financial condition, results of operations, and prospects. The trading price of our securities could decline due to any of these risks and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity, and results of operations. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates, and projections about our industry, our beliefs, and assumptions. We use words such as “may,” “will,” “could,” “should,” “anticipate,” “expect,” “intend,” “project,” “plan,” “believe,” “seek,” “estimate,” “assume,” and variations of these words and similar expressions to identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, and the risks detailed from time to time on our future reports filed with the SEC.

You should not place undue reliance on these forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. The forward-looking statements contained in this prospectus or any prospectus supplement are made as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the captions “Risk Factors,” and as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Except as set forth in any accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless the applicable prospectus supplement provides otherwise. General corporate purposes may include, and are not limited to, research and development costs, the acquisition or licensing of other businesses, products or product candidates, working capital and capital expenditures.

We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation, as amended, or Articles of Incorporation, and our Amended and Restated Bylaws, or Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, and to the provisions of the Nevada Revised Statutes, or the NRS. We encourage you to review complete copies of our Articles of Incorporation and our Bylaws. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” elsewhere in this prospectus.

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value per share, and 15,000,000 shares of preferred stock, $0.0001 par value per share, of which 6,000 shares have been designated Series A Preferred Stock. As of January 14, 2021, we had 48,392,483 shares of common stock outstanding and 1,856 shares of Series A Preferred Stock outstanding.

Common Stock

All outstanding shares of our common stock are fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

●	a holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders and are not entitled to cumulative voting for the election of directors;
●	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors;
●	upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;
●	there are no redemption or sinking fund provisions applicable to our common stock; and
●	there are no preemptive, subscription or conversion rights applicable to our common stock.

Preferred Stock

All of the preferred stock authorized in our articles of incorporation is undesignated. Our board of directors is authorized, without further approval from our stockholders, to create one or more series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, our board of directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of restricting dividends payable to holders of our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of us, all without further action by our stockholders. The following is a summary of the terms and conditions of the Series A Preferred Stock.

Series A Preferred Stock

The rights and preferences of the Series A Preferred Stock are outlined below.

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Rank and Liquidation Preference

Shares of Series A Preferred Stock rank prior to our common stock as to distribution of assets upon liquidation events, which include a liquidation, dissolution or winding up of our company, whether voluntary or involuntary. The liquidation preference of each share of Series A Preferred Stock is equal to $1,000.00, or the Stated Value, plus any accrued but unpaid dividends on the Series A Preferred Stock and any other fees or liquidated damages then due and owing under the Certificate of Designation of Rights, Preferences, and Restrictions of Series A Convertible Preferred Stock, or the Certificate of Designations. If the assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of our Series A Preferred Stock shall be distributed pro rata among the holders of our Series A Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Dividend Rights

The holders of Series A Preferred Stock are entitled to receive lawful dividends as may be declared by our board of directors.

Optional Conversion Rights

Each share of Series A Preferred Stock is convertible at the option of the holder into shares of our common stock at any time. Each share of Series A Preferred Stock is convertible into the number of shares of common stock as calculated by dividing the Stated Value of such share of Series A Preferred Stock by the conversion price. The conversion price was initially $1.55 per share of Series A Preferred Stock, which conversion price was subsequently adjusted to $1.10 per share and is subject to further adjustment; therefore, each share of Series A Preferred Stock was initially convertible into approximately 645 shares of common stock and after adjustment of the conversion price to $1.10 per share, each share of Series A convertible stock is now convertible into approximately 909 shares of common stock, which number is equal to the quotient of the Stated Value of the Series A Preferred Stock of $1,000.00 divided by the conversion price of $1.10 per share of Series A Preferred Stock. No fractional shares or scrip representing fractional shares are to be issued upon conversion of the Series A Preferred Stock. As to any fraction of share that the holder of Series A Preferred Stock would otherwise be entitled to purchase upon conversion, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price, or round up to the next whole share.

The holders of Series A Preferred Stock cannot convert the Series A Preferred Stock if, after giving effect to the conversion, the number of shares of our common stock beneficially held by the holder (together with such holder’s affiliates) would be in excess of 4.99% (or, upon election by a holder prior to the issuance of any shares, 9.99% of the number of shares of our common stock issued and outstanding immediately after giving effect to the issuance of any shares of common stock issuance upon conversion of the Series A Preferred Stock held by the holder).

We are also prevented from issuing shares of our common stock upon conversion of the Series A Preferred Stock or exercise of the August Warrants (as defined below), which, when aggregated with any shares of our common stock issued on or after the issuance date and prior to such conversion date or exercise date, as applicable (i) in connection with any conversion of the Series A Preferred Stock issued pursuant to that certain securities purchase agreement entered into on August 14, 2019 by and among us and the investors thereto, or SPA, (ii) in connection with the exercise of any August Warrants issued pursuant to the SPA, and (iii) in connection with the exercise of any warrants issued to any registered broker-dealer as a fee in connection with the issuance of the securities pursuant to the SPA, would exceed 4,459,725 shares of common stock, or 19.99% Cap. This prohibition will terminate upon the approval by our stockholders of a release from such 19.99% Cap.

Mandatory Conversion Rights

In the event the closing price on The Nasdaq Capital Market is 100% greater than the then-base conversion price on each trading day for any twenty trading days during a consecutive thirty trading day period, we may, within one trading day after the later of stockholder approval to issue a number of shares of common stock in excess of the 19.99% Cap and the date that the conversion shares registration statement filed by us with the SEC declared effective, notify each holder of Series A Preferred Stock that all or part of such holder’s Series A Preferred Stock, plus all liquidated damages and other amounts due, were converted into shares of common stock. Any mandatory conversion will be made into the number of shares of common stock determined on the same basis as the optional conversion rights above.

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Conversion Price Adjustments

The conversion price of the Series A Preferred Stock is subject to certain customary adjustments, including upon certain subsequent equity sales and rights offerings. The conversion price is also subject to downward adjustments if we issue shares of our common stock or securities convertible into or exercisable for shares of common stock, other than specified excluded securities, at per share prices less than the then-base conversion price. In this event, the conversion price shall be reduced to then-base conversion price.

The conversion price is also subject to adjustment if we issue rights, options, or warrants to holders of common stock entitling them to subscribe for or purchase shares of common stock at a price per share that is lower than the volume weighted average price on the date for determination of stockholders entitled to receive such rights, option, or warrants. In this event, the conversion price shall be multiplied by a fraction of which the denominator is the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of additional shares of common stock offered for subscription or purchase, and the numerator shall be the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such volume weighted average price.

If we distribute to holders of common stock evidences of our indebtedness or assets, including cash and cash dividends, or rights or warrants to subscribe for or purchase any security, subject to certain limitations, then the conversion price shall be adjusted by multiplying the conversion price then in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the volume weighted average price determined as of the record date, and of which the numerator shall be the volume weighted average price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of our common stock as determined by our board of directors in good faith.

In the event of a Fundamental Transaction (as defined below) while the Series A Preferred Stock is outstanding, holders of Series A Preferred Stock shall have the right to receive, for each share of common stock issuable upon conversion of the shares of our Series A Preferred Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by a holder of the number of shares of common stock for which the Series A Preferred Stock is convertible immediately prior to such Fundamental Transaction. A “Fundamental Transaction” is defined as any time while the Series A Preferred Stock is outstanding (a) we, directly or indirectly, in one or more related transactions shall effect any merger or consolidation of us with or into another person, (b) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance, or other disposition of all or substantially all of our assets in one or a series of related transactions, (c) any, direct or indirect, purchase offer, tender offer, or exchange offer (whether by us or another person) is completed pursuant to which holders of our common stock are permitted to sell, tender, or exchange their shares for other securities, cash, or property and has been accepted by the holders of a majority of the outstanding common stock, (d) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange, pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, or (e) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, or scheme of arrangement) with another person, whereby such other person acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination).

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Voting Rights and Protective Provisions

The holders of Series A Preferred Stock have no voting rights. However, we cannot, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series A Preferred Stock:

●	authorize or create any class of stock ranking as to dividends, redemption, or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series A Preferred Stock;
●	amend our articles of incorporation, or other charter documents in any manner that materially and adversely affects any rights of the holders;
●	increase the number of authorized shares of Series A Preferred Stock; or
●	enter into any agreement with respect to any of the foregoing.

As long as any shares of Series A Preferred Stock are outstanding, unless the holders of at least 75% in Stated Value of the then-outstanding shares of Series A Preferred Stock have otherwise given prior written consent, we cannot, directly or indirectly:

●	other than permitted indebtedness, as long as 25% of the then-outstanding shares of Series A Preferred Stock issued pursuant to the SPA are then outstanding, enter into, create, incur, assume, guarantee, or suffer to exist any indebtedness for borrowed money of any kind that is or may be senior to the Series A Preferred Stock in dividend rights or liquidation preference, including, but not limited to, a guarantee, on or with respect to any of our property or assets now owned or hereafter acquired or any interest therein of any income or profits therefrom;
●	other than permitted liens, enter into, create, incur, assume, or suffer to exist any liens of any kind, on or with respect to any of our property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;
●	amend our charter documents, including, without limitation, our articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holder;
●	repay, repurchase, or offer to repay, repurchase, or otherwise acquire more than a de minimis number of shares of our common stock, common stock equivalents or junior securities, other than as to (a) the conversion shares or warrant shares as permitted under the transaction documents and (b) repurchases of common stock or common stock equivalents of departing officers and directors, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors for so long as the Series A Preferred Stock is outstanding;
●	pay cash dividends or distributions on junior securities;
●	enter into any transaction with any affiliate of us that would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s length basis and expressly approved by a majority of the disinterested directors of us (even if less than a quorum otherwise required for board approval); or
●	enter into any agreement with respect to the foregoing.

Reservation of Shares

We initially were required to reserve 3,245,162 shares of common stock for issuance upon conversion of shares of Series A Preferred Stock and are required to maintain a sufficient number of reserved shares of common stock to allow for the conversion of all shares of Series A Preferred Stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Some provisions of Nevada law, our articles of incorporation, and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

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These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 14,994,000 shares of preferred stock, which was previously authorized but remain undesignated, other than the Series A Preferred Stock, with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder Meetings. Our bylaws provide that a special meeting of stockholders may be called only by our president, by all of the directors provided that there are no more than three directors, or if more than three, by any three directors, or by the holder of a majority of our capital stock.

Stockholder Action by Written Consent. Our bylaws allow for any action that may be taken at any annual or special meeting of the stockholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholders Not Entitled to Cumulative Voting. Our bylaws do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or
●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

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In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our articles of incorporation, and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Outstanding Warrants

Listed Common Stock Purchase Warrants

Exercisability. The warrants are exercisable immediately upon issuance and at any time for the five-year period from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

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Cashless Exercise. In the event that a registration statement covering shares of our common stock underlying the warrants is not available for the resale of such shares of our common stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. In no event will we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuing shares of our common stock underlying the warrants.

Exercise Price. The initial exercise price per-whole share of our common stock purchasable upon exercise of the warrants is $3.443, or 110% of the effective offering price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits stock combinations, reclassifications, or similar events affecting our common stock and also upon any distribution of assets, including cash, stock, or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants together with the appropriate instruments of transfer.

Exchange Listing. The warrants are listed on The Nasdaq Capital Market under the symbol “VERBW.” Trading commenced at the open of the market on April 5, 2019. We cannot provide assurances that a trading market for the warrants will develop or be maintained.

Fundamental Transaction. If, at any time while the warrants are outstanding, (a) we consolidate or merge with or into another corporation and we are not the surviving corporation, (b) we sell, lease, license, assign, transfer, convey, or otherwise dispose of all or substantially all of our assets, (c) any purchase offer, tender offer, or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of shares of our common stock are permitted to sell, tender, or exchange their shares of our common stock for our other securities, cash, or property and has been accepted by the holders of 50% or more of the outstanding shares of our common stock, (d) we effect any reclassification or recapitalization of shares of our common stock or any compulsory share exchange pursuant to which the shares of our common stock are converted into or exchanged for other securities, cash, or property, or (e) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of our common stock, each, a “Common Stock Purchase Warrant Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash, or property as it would have been entitled to receive upon the occurrence of such Common Stock Purchase Warrant Fundamental Transaction if it had been immediately prior to such Common Stock Purchase Warrant Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Common Stock Purchase Warrant Fundamental Transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of the warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

August 2019 Warrants

On August 14, 2019, we entered into the SPA with certain purchasers named therein, or the Preferred Purchasers, pursuant to which we agreed to issue and sell to the Preferred Purchasers, in addition to shares of our Series A Preferred Stock, warrants, which we refer to as the August Warrants, to purchase up to approximately 3.87 million shares of our common stock. We closed the offering on August 14, 2019 and issued 5,030 shares of Series A Preferred Stock and granted the August Warrants exercisable for up to 3,245,162 shares of common stock in connection therewith. We received gross proceeds equal to $5,030,000.

Exercisability. The warrants are exercisable from and after six months after the date of issuance and at any time for the five-year period from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

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Cashless Exercise. In the event that a registration statement covering shares of our common stock underlying the warrants is not available for the resale of such shares of our common stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. In no event will we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuing shares of our common stock underlying the warrants.

Exercise Price. The initial exercise price per-whole share of our common stock purchasable upon exercise of the warrants was $1.88. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting our common stock and also upon any distribution of assets, including cash, stock, or other property to our stockholders. If we or any subsidiary, at any time while the August Warrants are outstanding, sell or grant any option to purchase, or sell or grant any right to reprice or otherwise dispose of or issue any common stock or common stock equivalents at an effective price less than the exercise price then in effect, then the exercise price shall be reduced to the lower exercise price then in effect, subject to adjustment for reverse and forward stock splits, recapitalizations, and similar transactions and subject to certain exceptions. If we, at any time while the August Warrants are outstanding, issue rights, options, or warrants to all holders of common stock entitling them to subscribe for or purchase shares of common stock at a price per share less than the volume weighted average price on the record date mentioned below, then the exercise price shall be multiplied by a fraction, of which the denominator shall be the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of additional shares of common stock offered for subscription or purchase, and of which the numerator shall be the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered (assuming receipt by us in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such volume weighted average price. Such adjustment shall be made whenever such rights, options, or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, or warrants.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants together with the appropriate instruments of transfer.

Exchange Listing. Our August Warrants are not listed on any securities exchange or other trading system and we do not intend to apply for listing on any securities exchange or other trading system.

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Fundamental Transaction. If, at any time while the warrants are outstanding, (a) we consolidate or merge with or into another corporation and we are not the surviving corporation, (b) we sell, lease, license, assign, transfer, convey, or otherwise dispose of all or substantially all of our assets, (c) any purchase offer, tender offer, or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of shares of our common stock are permitted to sell, tender, or exchange their shares of our common stock for our other securities, cash, or property and has been accepted by the holders of 50% or more of the outstanding shares of our common stock, (d) we effect any reclassification or recapitalization of shares of our common stock or any compulsory share exchange pursuant to which the shares of our common stock are converted into or exchanged for other securities, cash, or property, or (e) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of our common stock, each, an “August Warrant Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash, or property as it would have been entitled to receive upon the occurrence of such August Warrant Fundamental Transaction if it had been immediately prior to such August Warrant Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the August Warrant Fundamental Transaction. In the event of an August Warrant Fundamental Transaction, we or any successor entity shall, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the August Warrant Fundamental Transaction (or, if later, the date of the public announcement of the applicable August Warrant Fundamental Transaction), purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of the warrant on the date of the consummation of such August Warrant Fundamental Transaction. For purposes of the August Warrants, “Black Scholes Value” means the value of the warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P., or Bloomberg, determined as of the day of consummation of the applicable August Warrant Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable August Warrant Fundamental Transaction and the termination date, (B) an expected volatility equal to the 100-day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the trading day immediately following the public announcement of the applicable August Warrant Fundamental Transaction (but in no event shall such expected volatility be greater than one hundred percent (100%)), (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such August Warrant Fundamental Transaction and (ii) the greater of (x) the last volume weighted average price immediately prior to the public announcement of such August Warrant Fundamental Transaction and (y) the last volume weighted average price immediately prior to the consummation of such August Warrant Fundamental Transaction, and (D) a remaining option time equal to the time between the date of the public announcement of the applicable August Warrant Fundamental Transaction and the termination date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five business days of the holder’s election (or, if later, on the effective date of the August Warrant Fundamental Transaction).

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Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of the warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

February 2020 Warrants

In connection with our private placement of common stock in February 2020, the Preferred Purchasers who, as of February 7, 2020, continued to own shares of our Series A Preferred Stock (a) waived their respective rights, or the February 2020 Waiver, to participate in our private placement, and (b) declined to accept the price protection rights to which they otherwise were entitled as holders of shares of our Series A Preferred Stock. In connection with the February 2020 Waiver, we granted to each of our Preferred Purchasers who continued to own shares of our Series A Preferred Stock as of February 7, 2020 a five-year common stock purchase warrant, or February 2020 Warrants, the terms of which are substantially similar to the terms of our August Warrants, with the sole material differences being the grant date and the $1.55 per-share exercise price. The initial per-share exercise price of our August Warrants was $1.88 and, by virtue of our private placement, the per-share exercise price was modified to $1.10. Our February 2020 Warrants are not listed on any securities exchange or other trading system and we do not intend to apply for listing on any securities exchange or other trading system.

As of January 14, 2021, we had 13,311,251 shares of our common stock underlying outstanding warrants, having a weighted-average exercise price of approximately $2.49 per share.

SoloFire Exchange Agreement

In connection with our acquisition of Ascend Certification, LLC, dba SoloFire (“SoloFire”) on September 4, 2020, we entered into an Exchange Agreement with the prior owners of SoloFire whereby we agreed that on or after March 4, 2021, the prior owners of SoloFire can exchange their Class B interests in our acquisition subsidiary, Verb Acquisition Co., LLC, for up to an aggregate of 2,642,159 shares of our common stock.

Outstanding Options and Awards

As of January 14, 2021, we had 6,228,045 shares of our common stock underlying outstanding stock options, having a weighted-average exercise price of approximately $1.58 per share, and 2,811,508 restricted stock awards having a weighted-average grant date fair value of $1.32 issued under our Incentive Plan, respectively.

Choice of Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the state and federal courts in the State of Nevada shall be the exclusive forum for any litigation relating to our internal affairs, including, without limitation: (a) any derivative action brought on behalf of us, (b) any action asserting a claim for breach of fiduciary duty to us or our stockholders by any current or former officer, director, employee, or agent of us, or (c) any action against us or any current or former officer, director, employee, or agent of us arising pursuant to any provision of the NRS, the articles of incorporation, or the bylaws. For the avoidance of doubt, the exclusive forum provision described above does not apply to any claims arising under the Securities Act or Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. See “Risk Factors— Risks Related to an Investment in Our Securities—Our bylaws contain an exclusive forum provision, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.”

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Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598. Its telephone number is 855-9VSTOCK.

Quotation on The Nasdaq Capital Market

Shares of our common stock are being traded on The Nasdaq Capital Market under the symbol “VERB.” Our common stock purchase warrants are being traded on The Nasdaq Capital Market under the symbol “VERBW.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third party to be identified therein as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

We may offer under this prospectus up to an aggregate principal amount of $75,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $75,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) We can issue an unlimited amount of debt securities under the indenture that may be issued in one or more series. Unless otherwise set forth in a resolution of our board of directors, a supplemental indenture or an officer’s certificate detailing the adopt of a series of debt securities, all securities in a series shall be identical. Debt securities may differ between series with respect to any term, provided, that all series of debt securities shall be equally and ratably entitled to the benefits of the indenture. (Section 2.1)

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The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the obligation, if any, of the Company to redeem or repurchase the debt securities of a series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of a series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

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●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Defaults and Notice”;

●	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company; and

●	if the debt securities of a series, in whole or any specified part, shall be defeasible. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities. (Section 2.2)

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities in accordance with the terms of the indenture. (Section 2.4) You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder. (Section 2.7)

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Global Securities

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities. (Article 4)

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any person, or a successor person, unless:

●	the indenture shall remain in full force and effect and either we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and expressly assumes by a supplemental indenture executed and delivered to the trustee, all of our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing. (Section 5.1)

Defaults and Notice

Unless otherwise specified in the resolution of our board of directors, supplemental indenture or officer’s certificate establishing a series of debt securities, “Event of Default” means with respect to any series of debt securities, any of the following:

●	failure to pay the principal of, or premium, if any, on any debt security when the same becomes due and payable at Maturity, upon acceleration, redemption or otherwise;

●	failure to make a payment of any interest on any debt security of such series when due and payable, and the default continues for a period of 30 days;

●	failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of the series or in the Indenture for 60 days after written notice from the trustee or the holders of not less than 25% of the aggregate principal amount of the debt securities of the series then outstanding, with such notice specifying the default, demanding that it be remedied and stating that the notice is a “Notice of Default”;

●	certain events relating to our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of a Significant Subsidiary;

●	certain cross defaults, if and as applicable; and

●	any other Event of Default specified in the resolution of our board of directors, supplemental indenture or officer’s certificate establishing such series of debt securities. (Section 6.1)

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No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.2) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiary outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding (except as to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on, all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture and such rescission would not conflict with any judgment or decree. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The trustee is entitled to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. (Section 6.6) The holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such series, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. (Section 6.5) However, the trustee may decline to follow any such direction that conflicts with law or the indenture, or that the trustee determines may be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. (Section 6.5)

No holder of any debt security of any series will have any right to institute any proceeding or pursue any remedy, with respect to the indenture or a series of debt securities, unless:

●	That holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●	The holders of note less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has failed to institute the proceeding within 60 days and has not received from the holder of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within such 60 day periods (Section 6.6).

No holder of debt securities under the indenture may use the indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder of debt securities. (Section 6.6)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.7)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.4) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default (except if such Default or Event of Default has been validly cured or waived before the trustee gives such notice). The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

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Modification of the Indenture

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to provide for certificated debt securities in addition to uncertificated debt securities;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

●	to cure any ambiguity, defect or inconsistency or make any other change to the indenture or the debt securities that does not materially and adversely affect the rights of any holder of our debt securities under the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; or

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee. (Section 8.1)

We may also modify or supplement the indenture with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or supplement. The holders of at least a majority in principal amount of the outstanding debt securities of each such series affected by the modifications or supplement may waive compliance by us in a particular instance with any provision of the indenture or the debt securities of such affected series of debt securities without notice to any holder of our debt securities. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or change the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	change the amount or time of any payment required by any debt security, or reduce the premium payable upon any redemption of any debt securities, or change the time before which no such redemption may be made;

●	waive a default in the payment of the principal of, or interest or premium, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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●	waive a redemption payment with respect to any debt security, or change any of the provisions with respect to the redemption of any debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity; or

●	make any change to certain provisions of the indenture relating to the rights of holders to institute suit with respect to the indenture or the debt securities of a series and the modification or supplement of the indenture or the debt securities of any series requiring the consent of holders of our debt securities. (Section 8.2)

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series (Section 6.4); provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.2)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

This is referred to as covenant defeasance. The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 9.3).

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy. (Section 10.9)

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 10.8)

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of

●	preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants,

●	which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

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●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States Federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders of Verb.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

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The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;
●	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;
●	the number of subscription rights to be issued to each stockholder;
●	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;
●	the extent to which the subscription rights are transferable;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

GLOBAL SECURITIES

Unless we indicate differently in any applicable prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;
●	a “banking organization” within the meaning of the New York Banking Law;
●	a member of the Federal Reserve System;
●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

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Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

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Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
●	an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

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Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

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DESCRIPTION OF UNITS

Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of our common stock, our preferred stock, debt securities, warrants, rights, purchase contracts, or any combination of such securities under this prospectus. Units may be issued in one or more series, independently or together with shares of our common stock, our preferred stock, debt securities, warrants, rights or purchase contracts, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the securities included in the units will be separately transferable;
●	any provisions of the governing unit agreement that differ from those described in this section; and
●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together:

●	directly to purchasers;
●	through agents;
●	to or through underwriters;
●	through dealers;
●	in “at-the-market” offerings (as defined in Rule 415 under the Securities Act);
●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	through a combination of any of these methods of sale; or
●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution. We may effect the distribution of the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed from time to time;
●	at market prices prevailing at the times of sale;
●	at prices related to prevailing market prices; or
●	at negotiated prices.

For example, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The securities issued and sold under this prospectus will have no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. Any shares of our common stock sold pursuant to this prospectus will be eligible for listing and trading on The Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange or other trading market.

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We will set forth in a prospectus supplement:

●	the terms of any underwriting or other agreement that we reach relating to sales under this prospectus;
●	the method of distribution of the securities;
●	the names of any agents, underwriters or dealers, including any managing underwriters, used in the offering of securities;
●	the terms of any direct sales, including the terms of any bidding or auction process, or the terms of any other transactions;
●	any delayed delivery obligations to take the securities;
●	the compensation payable to agents, underwriters and dealers, which may be in the form of discounts, concessions or commissions;
●	any activities that may be undertaken by agents, underwriters and dealers to stabilize, maintain or otherwise affect the price of the securities; and
●	any indemnification and contribution obligations owing to agents, underwriters and dealers.

If we sell directly to institutional investors or others, they may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. Unless otherwise indicated in a prospectus supplement, if we sell through an agent, such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act. If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus supplement describing the method and terms of the offering.

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LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon by Troutman Pepper Hamilton Sanders LLP, Irvine, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Verb Technology Company, Inc. as of and for the years ended December 31, 2019 and 2018 appearing in this prospectus and registration statement of which this prospectus is a part have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in its report thereon, included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us, or as described above, through the SEC’s website. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address: 782 South Auto Mall Drive, American Fork, Utah 84003, Attention: Investor Relations, by emailing us at info@verb.tech, or by calling us at 855.250.2300. We also maintain a section on our website, https://www.verb.tech/investor-relations/sec-filings, through which you can obtain copies of the documents that we have filed with the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at https://www.verb.tech. The information set forth on, or accessible from, our website is not part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on May 14, 2020;
●	our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed with the SEC on June 4, 2020;
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, filed with the SEC on May 15, 2020, August 14, 2019, and November 16, 2020, respectively and our Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2020, filed with the SEC on June 4, 2020;
●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 11, 2020;
●	our Current Reports on Form 8-K filed with the SEC on February 25, 2020, March 23, 2020, March 27, 2020, May 4, 2020, May 14,2020, July 24, 2020, July 30, 2020, July 31, 2020, August 17, 2020, August 20, 2020, September 10, 2020, October 13, 2020, October 22, 2020, November 17, 2020 and January 6, 2021; and
●	the description of our securities contained in Exhibit 4.17 of our Annual Report on Form 10-K for the fiscal year ended December31, 2019, filed with the SEC on May 14, 2020, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of common stock made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

Verb Technology Company, Inc.
782 South Auto Mall Drive
American Fork, Utah 84003
Attn: Investor Relations
Telephone: (855) 250-2300

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VERB TECHNOLOGY COMPANY, INC.

Up to $50,000,000 in Shares of Common Stock

$6,300,000 Convertible Notes Due 2023

Shares of Common Stock Issuable Upon Conversion of the

Convertible Note Due 2023

PROSPECTUS SUPPLEMENT

January 13, 2022

Placement Agent of Notes

A.G.P.